     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

     If you have sold or transferred all of your registered holdings of Common Stock of Proxima Corporation, please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for submission to the purchaser or transferee.

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                              PROXIMA CORPORATION
                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED MARCH 13, 1998
                                       TO

                              BD ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                                    ASK ASA
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of Proxima Corporation, a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           By Mail:                         By Hand:                       By Overnight Delivery:
    ChaseMellon Shareholder          ChaseMellon Shareholder              ChaseMellon Shareholder
       Services, L.L.C.                 Services, L.L.C.                      Services, L.L.C.
     Post Office Box 3301           120 Broadway, 13th Floor             85 Challenger Road -- Mail
                                                                               Drop -- Reorg.
  South Hackensack, NJ 07606           New York, NY 10271                Ridgefield Park, NJ 07660
     Attn: Reorganization             Attn: Reorganization                  Attn: Reorganization
          Department                       Department                            Department
       By Facsimile Transmission:            Confirm Receipt of Facsimile
    (For Eligible Institutions Only)                 by Telephone:
             (201) 329-8936                         (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     Shares may not be tendered pursuant to the Guaranteed Delivery Procedures.

Ladies and Gentlemen:

     The undersigned hereby tenders to BD Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ASK asa, a company organized under the laws of the Kingdom of Norway, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 13, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

PLEASE CHECK RELEVANT BOX BELOW

Certificate Nos. of Shares (if available):

Common Stock, par value $.001

Certificate Nos.

Number of Shares Tendered [ ]

Name(s) of Record Holder(s)
-------------------------------------------------------------------------------

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                              Please Type or Print

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Address(es):
-------------------------------------------------------------------------------
                                                                       Zip Code

Area Code and Tel. No.:--------------------------------------------------------

Signature(s):------------------------------------------------------------------

Dated:-------------------------------------------------------------------------

[ ] Check here if Shares will be delivered by book-entry transfer.

Account No.:__________________

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

                                   GUARANTEE
                  (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Depositary Trust Company with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

-------------------------------------------------------------------------------
                                  NAME OF FIRM

-------------------------------------------------------------------------------
                                    ADDRESS

-------------------------------------------------------------------------------
                                    ZIP CODE

-------------------------------------------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER
-------------------------------------------------------------------------------
                              AUTHORIZED SIGNATURE

TITLE: ------------------------------------------------------------------------

NAME: -------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

                            DATED: -------------, 199 _

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3